EXHIBIT 10
SALE AND PURCHASE AGREEMENT
ROWAN-MIDLAND

THIS AGREEMENT CONTAINS PROVISIONS RELATIVE TO INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OR RISK

This Sale and Purchase Agreement (the “Agreement”) is dated effective as of the 19th day of October, 2005 (the “Effective Date”) and is by and between Rowandrill, Inc., a corporation organized under the laws of Texas, located at 2800 Post Oak Blvd., Suite 5450, Houston, Texas 77056 (hereinafter “Seller”), and ATP Oil & Gas Corporation, a corporation organized under the laws of Texas, located at 4600 Post Oak Place, Suite 230, Houston, Texas 77027 (hereinafter “Buyer”).

Seller has today agreed to sell and Buyer has today agreed to buy the following semi-submersible drilling unit:

Name: ROWAN-MIDLAND
Classification Society: ABS
Vessel Type: Semi-submersible
Flag: USA
Official Number: 575567

hereinafter called the “Drilling Unit” (as such term is more specifically defined herein) on the following terms and conditions:

1. DEFINITIONS

In this Agreement, unless otherwise provided, the following terms shall have the respective meanings set forth below (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

(a) ABS: means the American Bureau of Shipping and any successor thereto.

(b) Ancillary Items: means any and all materials, equipment, tools, components, spare parts and equipment on board the Drilling Unit as of the Closing Date, excluding for the avoidance of doubt the Excluded Drilling Equipment and the Software (except as provided in Section 6.3), but including without limitation, HVAC equipment; the Computer Equipment, office equipment; galley equipment (excluding galley equipment owned by the third party caterer); televisions sets; radio, navigational and other communications equipment (excluding communications equipment owned by a third party); and recreation room equipment.

(c) Business Day: means a day on which banks are open for business in Houston, Texas and New York, New York.

(d) Buyer’s Liens:  means liens, pledges, charges, leases, rights, security interests, claims, encumbrances, mortgages and debts of any nature whatsoever on the Vessel incurred by Buyer or its agents, representatives or contractors during the Interim Period or pursuant to operations under the Drilling Contract.

(e) Certificate of Acceptance: means the Protocol of Delivery and Acceptance in the form of Exhibit E to be delivered on the Final Payment Date in respect of the Vessel.

(f) Charter Agreement: has the meaning set out in Section 4.2 of this Agreement.

(g) Claim(s): means any and all liens, encumbrances, mortgages, debts, liabilities, obligations, losses, damages, penalties, interest, claims, actions, suits, legal proceedings, expenses (including reasonable legal fees) and disbursements arising from or in connection with damage to property and environmental and pollution claims, and/or injury to, disease or death of persons, or any other type of damage or loss.

(h) Closing: has the meaning set out in Section 4.1 of this Agreement.

(i) Closing Date: has the meaning set out in Section 4.1 of this Agreement.
(j) Computer Equipment: means the computer equipment on board the Drilling Unit as of the Closing Date, but excluding the Software.

(k) Delivery Location: has the meaning set out in Section 5.1 of this Agreement.

(l) Drilling Contract: means that certain Offshore Floating Production Unit and Daywork Drilling Contract, Mississippi Canyon 711, Offshore Gulf of Mexico dated the 26th day of October, 2004 between ATP Oil & Gas Corporation as “Operator” and Rowandrill, Inc. as “Contractor”.

(m) Drilling Unit: means the ROWAN-MIDLAND, as described above in the preamble of this Agreement.

(n) Excluded Drilling Equipment: means equipment, and related spares and parts, removed from the Drilling Unit, as listed on Exhibit B attached hereto, in accordance with Section 6.

(o) Final Payment Date: has the meaning set out in Section 4.4 of this Agreement.

(p) FOI: means floating offshore installation.

(q) Gross Purchase Price: has the meaning set out in Section 3.1 of this Agreement.

(r) Insurance: means hull and machinery insurance (including removal of wreck/debris and collision liability) that Buyer is required to maintain on the Vessel pursuant to the Charter Agreement.

(s) Interim Payment(s): has the meaning set out in Section 4.3 of this Agreement.

(t) Interim Period: means the period of time between the Closing Date and the Final Payment Date.

(u) Marine Services Agreement: has the meaning set out in Section 4.2 of this Agreement.

(v) MODU: means mobile offshore drilling unit.

(w) Net Purchase Price: has the meaning set out in Section 3.1 of this Agreement.

(x) Permitted Assignee: has the meaning set out in Section 12 of this Agreement.

(y) Performance Deposit: has the meaning set out in Section 3.1(b) of this Agreement.

(z) Person: means any individual, corporation, a partnership of any type, estate, joint venture, association, joint-stock company, limited liability company or other entity of any nature whatsoever or government or any agency or political subdivision thereof.

(aa) Records: means all documentation, files and records, in any form or media, related to construction, ownership, operation and/or maintenance of the Vessel in possession of Seller or its affiliates or to which Seller or its affiliates have access, including without limitation, all the drawings of the Drilling Unit; all operating/maintenance manuals and records; licenses, certifications, and all logbooks, classification and inspection records; and as-built drawings, both original and those reflecting any modifications; but excluding information or records consisting of contracts, internal memoranda and correspondence with customers and daily maintenance and operations records.
(bb) Software: means software programs installed on the Computer Equipment, including but not limited to Microsoft Windows XP Professional and Office Professional and several programs developed by Seller such as the Personnel on Board Program, the Roster Program and the Safety Training Observation Program.

(cc) Vessel: means the Drilling Unit, and all Ancillary Items, including without limitation, the equipment described on Exhibit A, but excluding the Excluded Drilling Equipment and Software.

2. AGREEMENT TO SELL AND AGREEMENT TO BUY

Seller hereby agrees to sell the Vessel to Buyer and Buyer hereby agrees to purchase the Vessel from Seller subject to and on the terms and conditions set out in this Agreement.

3. PURCHASE PRICE
3.1 (a) The purchase price for the Vessel is SIXTY MILLION US DOLLARS ($60,000,000) (the “Gross Purchase Price”). The Gross Purchase Price shall be subject to reduction as provided for in Section 3.2 of this Agreement to determine the net purchase price (the “Net Purchase Price”), which shall be the amount to be paid by

 Buyer to Seller on the Final Payment Date. Ancillary Items (other than with respect to the Excluded Drilling Equipment and the Software) are included in the sale of the Vessel and no amounts over and above the Net Purchase Price as calculated herein shall be paid by Buyer to Seller on the Final Payment Date (as defined below) to acquire the Vessel; provided that on the Final Payment Date Buyer shall pay Seller, in addition to the Net Purchase Price, all undisputed amounts owed (if any) Seller under the Charter Agreement and the Marine Services Agreement.
(b) Upon execution of this Agreement, Buyer shall pay to Seller TEN MILLION US DOLLARS ($10,000,000) as a deposit on the Gross Purchase Price (the “Performance Deposit”), which is nonrefundable except as provided in Section 4.8 or Section 13.1.

(c) Upon execution of this Agreement and in addition to the Performance Deposit, Buyer shall pay Seller for fuel on board the Vessel as of the start of the Drilling Contract on August 3, 2005. As of August 3, 2005, the fuel on board the Vessel amounted to 78,876 gallons of diesel fuel at an assumed price of $1.7952 per gallon. As a result, Buyer will pay Seller $141,598.20. This amount shall not reduce or otherwise impact the Gross Purchase Price or the Net Purchase Price.

(d) Upon execution of this Agreement and in addition to the Performance Deposit, Buyer shall pay to Seller the amount of $120,715.20 for placement of the insurance as specified in Section 6(l) of the Charter Agreement. This amount shall not reduce the Gross Purchase Price or the Net Purchase Price.

3.2 In determining the Net Purchase Price, there shall be deducted from the Gross Purchase Price the aggregate amount of all Interim Payments made by Buyer pursuant to Section 4.3, the amount of the Performance Deposit, and the amount of any insurance proceeds paid to Seller for damage or loss of the Vessel pursuant to Article 6(c)(2)(B) of the Charter Agreement. The parties acknowledge and agree that the Gross Purchase Price is all inclusive and no taxes, fees, charges, duties or amounts of any other nature are applicable to the sale of the Vessel; provided that to the extent that any such taxes, fees, charges, duties or other amounts are by law payable by Buyer or are owed in connection with the sale of the Vessel, such amounts shall be in addition to the Gross Purchase Price and shall be paid by Buyer. For the avoidance of doubt, Buyer agrees that if the Vessel is not located beyond state territorial waters in the U.S. Gulf of Mexico on the Final Payment Date, Buyer shall pay any resulting sales tax. Seller agrees to cooperate with Buyer to take any reasonable steps that might minimize any sales tax that might be due with respect to this transaction.

4. CLOSING/PAYMENT TERMS & DOCUMENTATION

4.1 The sale and purchase of the Vessel upon the terms and conditions of this Agreement, and the other transactions contemplated by this Agreement, shall be consummated at a closing (the “Closing”) to take place at the Houston, Texas offices of Buyer (or such other location as may be mutually agreed) at 1:00 p.m. (local time) on or before October 19, 2005, provided that all of the conditions specified in this Agreement have been satisfied or waived, or at such other place, date and time as may be mutually agreed between the parties. The date and time on which the Closing occurs and the transaction contemplated by this Agreement becomes effective is referred to in this Agreement as the “Closing Date”.

4.2 On the Closing Date, concurrently with execution of this Agreement, the following shall occur:

(a) the parties will enter into the Marine Services Agreement in the form attached hereto as Exhibit C (the “Marine Services Agreement”) and the Demise Charter Agreement in the form attached hereto as Exhibit D (the “Charter Agreement”).

(b) Seller shall deliver to Buyer an invoice for the first Interim Payment due pursuant to Section 4.3 of this Agreement;

(c) Seller shall deliver to Buyer a credit invoice reflecting the partial cancellation of Seller’s invoice #926638 dated September 15, 2005 in the amount of $1,275,000 with the credit invoice in the amount of $750,000;

(d) Seller shall deliver copies of the Records to Buyer and/or produce such Records for Buyer’s inspection prior to Closing (Buyer hereby acknowledges receipt of the Records);

(e) Seller shall deliver a certification of ownership (CG-1330) from the National Vessel Documentation Center of the U.S. Coast Guard (issued within 120 hours prior to the Closing Date) or other equivalent documentation showing that the Drilling Unit is at the time of Closing owned by Seller free and clear of all registered mortgages and encumbrances;

(f) Seller shall deliver a certificate of confirmation of class showing that the Drilling Unit is in class (such certificate to be issued within 120 hours prior to the Closing Date) and other classification certificates of the Drilling Unit showing that such class certificates are valid and unextended and any other class certificates required in order for Buyer to register the Drilling Unit in its name under the U.S. flag; and

(g) Seller shall deliver such other documentation as Buyer may reasonably request or as may be needed to effectuate the Closing.

(h) Buyer shall pay to Seller by wire transfer to Seller's account (as shown in Section 4.3 below) the amounts set forth in Sections 3.1(b)-(d) above.

4.3 During the Interim Period, Buyer shall pay to Seller the amount of USD $1,050,000 per month (individually, an “Interim Payment” and collectively, the “Interim Payments”) pursuant to the Charter Agreement, and each such Interim Payment (including the pro-rated portion of any such payment made prior to Closing under the Drilling Contract, but pro-rated to apply to this Agreement as described below) shall be deducted from and credited against the Gross Purchase Price. At the time of the Closing, Buyer will have made a payment in accordance with Section 806 of the Drilling Contract for the monthly advance payment required in Section 806 for the month in which Closing occurs. That payment will be pro-rated so as to apply the pro-rated amount for the period of time prior to the Closing to the Drilling Contract and to apply the pro-rated amount on and after the Closing Date to this Agreement. Thereafter, the first Interim Payment shall be due and payable on the first Business Day of the month following the Closing Date based upon Seller’s invoice provided at Closing. Subsequent Interim Payments shall be due and payable on the first Business Day of each succeeding month during the Interim Period, as invoiced by Seller. Buyer shall pay the Interim Payments by wire transfer to Seller’s account at Citibank, N.A., ABA No. 021000089, Account No. 0006-9454.

4.4 The Net Purchase Price shall be due and payable from Buyer to Seller on January 31, 2007; provided that Buyer shall have the right, in Buyer’s sole discretion and without penalty of any kind, to pay the Net Purchase Price at any time prior to January 31, 2007, upon 30 day’s prior written notice to Seller, and the date on which the Net Purchase Price is paid shall be referred to in this Agreement as the “Final Payment Date.” Subject to Section 3.2, payment of the Net Purchase Price to Seller by Buyer shall constitute a full and complete discharge of any obligation of Buyer with respect to the payment of any amounts constituting the Gross Purchase Price or the Net Purchase Price. Simultaneously with payment of the Net Purchase Price, title to the Vessel shall pass to Buyer and Seller shall deliver the documentation and other items provided for in Section 10.

4.5 At least 30 days prior to the Final Payment Date, Buyer shall provide to Seller the Buyer’s estimate as to the amount of the Net Purchase Price to be paid on the Final Payment Date, as well as any amount owed (if any) to Seller under the Charter Agreement or the Marine Services Agreement. Such estimate shall take into account all Interim Payments expected to be paid prior to the Final Payment Date to be subtracted from the Gross Purchase Price. Within 10 days of receipt of such estimate, Seller shall advise Buyer of its agreement with such estimate or if not in agreement, Seller shall advise specifically the items of such estimate with which Seller is not in agreement. Buyer may, at its sole discretion, pay the amount which Seller calculates as the Net Purchase Price and receive immediately title to the Vessel without waiving its objections or the rights to recovery with respect to Seller’s calculation of the Net Purchase Price. As to any disagreement regarding the Net Purchase Price, the parties shall promptly enter into discussions to attempt to resolve any differences. The parties acknowledge that Buyer will be providing only an estimate of the Net Purchase Price and the Net Purchase Price shall be calculated with reference to the actual amounts to be deducted from the Gross Purchase Price as determined in accordance with the provisions of this Agreement.

4.6 If Buyer refuses or is unable for any reason (including failure to obtain financing) to pay the Net Purchase Price in accordance with the terms of this Agreement, other than due to an exercise of Buyer's rights under Article 13, Seller shall be entitled to exercise either of the following remedies:

(a) It is specifically agreed that due to the unique nature and use of the Vessel as an FOI and the irreparable damages both parties agree that Seller will suffer should Buyer fail to perform its obligations under this Agreement, Seller may in its sole and exclusive discretion exercise all remedies available to it at law or in equity for any failure by Buyer to consummate the sale of the Vessel in accordance with the terms of this Agreement. Accordingly, Buyer agrees that specific performance and injunctive relief, alone or in combination, are appropriate remedies for any breach of this Agreement by Buyer in connection with Buyer's obligation to consummate the sale of the Vessel as provided in this Agreement and that Seller may obtain specific performance or injunctive relief without proof of actual damages or the posting of a bond and any court of competent jurisdiction is specifically authorized to order specific performance, grant injunctive relief or any other remedy necessary or appropriate to consummate the transaction contemplated by this Agreement. The granting of specific performance, injunctive relief or any other remedy shall be without prejudice to any other claim or remedy Seller may have for Buyer's breach of this Agreement.

(b) Alternatively, Seller may in its sole discretion (1) retain the Performance Deposit and all Interim Payments made by Buyer to Seller as agreed liquidated damages and not as a penalty, (2) retain title to the Vessel without any further obligation to Buyer, and (3) terminate the Charter Agreement and Marine Services Agreement. In such case Seller shall have no further recourse of any nature whatsoever against Buyer. Buyer and Seller hereby acknowledge and agree that Seller would be damaged by such breach of this Agreement by Buyer, that it would be extremely difficult to ascertain the actual damages incurred by Seller resulting from such breach, and that such liquidated damages specified in this Section 4.6(b) are a fair and reasonable estimate of the damages.

(c) Regardless of which remedy Seller exercises, Buyer shall deliver to Seller copies of all then existing drawings and documentation relating to Buyer's conversion of the Vessel to an FOI that have not previously been provided to Seller. Notwithstanding such delivery, such documents shall remain the property of Buyer.

4.7 It is specifically agreed that due to the unique nature and use of the Vessel as an FOI and the irreparable damages that both Parties agree that Buyer will suffer should Seller fail to perform its obligations under this Agreement, Buyer shall be entitled to all remedies available to it at law and in equity for any breach by Seller of Seller's obligation to transfer title to the Vessel to Buyer in accordance with the provisions of this Agreement. Accordingly, Seller agrees that specific performance and injunctive relief, alone or in combination, are appropriate remedies for any breach of this Agreement by Seller in connection with Seller’s obligation to transfer title to Buyer as provided for in this Agreement and that Buyer may obtain specific performance or injunctive relief without proof of actual damages or the posting of a bond and any court of competent jurisdiction is specifically authorized to order specific performance, grant injunctive relief or any other remedy necessary or appropriate to carry out the transfer of the Vessel as contemplated by this Agreement. The granting of specific performance, injunctive relief or any other remedy shall be without prejudice to any other claim or remedy Buyer may have for Seller’s breach of this Agreement.

4.8 Alternatively to Section 4.7, if Seller refuses, or is unable for any reason, to execute the bill of sale and transfer title to the Vessel to Buyer upon Buyer’s tender of the Net Purchase Price to Seller, then Buyer shall have (i) the right to receive a refund of the Performance Deposit (but not the Interim Payments) and (ii) the option to terminate this Agreement and continue to operate under the Charter Agreement for the duration of Buyer's operations in the Mississippi Canyon Block area subject to renegotiation of the rates for operations after January 31, 2009.

4.9 Prior to and following the Closing, Seller shall make a reasonable number of its personnel available to Buyer to respond to questions or provide information with respect to the Vessel as may be reasonably necessary to assist in the transition of possession of the Vessel to Buyer.

4.10 In the event that Seller determines that, as a result of the Vessel's operations following the Closing Date in state waters, a tax payment is due to a taxing authority or receives an assessment of tax from a taxing authority, Seller will notify Buyer of such tax and Buyer will be responsible for the payment of such tax.

5. DELIVERY LOCATION/CONDITION OF VESSEL

5.1 On the Closing Date, pursuant to the Charter Agreement, Seller shall turn over possession of the Vessel to Buyer or Buyer’s designated representative (it being understood that such designated representative may be Seller or an affiliate thereof pursuant to the Marine Services Agreement). Delivery of the Vessel shall be at the then current location of the Vessel or the various components thereof, or such other location as may be mutually agreed (the “Delivery Location”).

5.2 As of the Closing Date, the Drilling Unit is under construction pursuant to the Drilling Contract for conversion of the Drilling Unit from a MODU to a FOI. Following the Closing Date, Seller acknowledges and agrees that Buyer shall have the right to continue to modify the Drilling Unit for use as an FOI. Buyer hereby acknowledges that in the event the Drilling Unit has any outstanding recommendations from ABS for repairs or maintenance and/or outstanding surveys, Buyer hereby accepts the Drilling Unit with such outstanding recommendations and/or outstanding surveys, and Seller is not obligated to take any action regarding such outstanding recommendations and/or outstanding surveys. At Closing, Seller shall deliver the Vessel to Buyer under the Charter Agreement “as is, where is, with all faults and defects” at the Delivery Location. The Vessel shall have valid documentation as required by the ABS and the United States Coast Guard, as applicable. This sale does not include any shipyard modification services and Buyer assumes full responsibility for such.

5.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE SALE OF THE VESSEL PURSUANT TO THIS AGREEMENT IS AS IS, WHERE IS AND WITH ALL FAULTS AND DEFECTS, PATENT, LATENT OR OTHERWISE. SELLER MAKES NO GUARANTY, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO THE QUALITY, SERVICEABILITY, MERCHANTABILITY OR CONDITION OF THE VESSEL, OR ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE. BUYER AGREES THAT NO GUARANTY, WARRANTY OR REPRESENTATION HAS BEEN EXPRESSED OR IMPLIED BY SELLER AND THAT BUYER, PRIOR TO THE CLOSING DATE, HAS HAD FULL OPPORTUNITY TO INSPECT THE VESSEL AND UNDERSTANDS THAT SUCH VESSEL IS BEING PURCHASED ON AN "AS IS, WHERE IS, WITH ALL FAULTS AND DEFECTS" BASIS. SELLER MAKES NO GUARANTY, REPRESENTATION OR WARRANTY WITH RESPECT TO THE CONVERSION OF THE DRILLING UNIT FROM A MODU TO A FOI.

6.	REMOVAL OF EXCLUDED DRILLING EQUIPMENT AND SOFTWARE

6.1 Seller shall, at Seller’s cost (except as provided below), remove the Excluded Drilling Equipment; provided, however, that:

(a) removal of such Excluded Drilling Equipment shall not involve cutting or other modifications of the Vessel that would compromise the structural integrity of the Vessel, in Buyer’s sole and reasonable opinion;

(b) Seller shall repair and/or re-paint any damaged coating resulting from removal of the Excluded Drilling Equipment to Seller's existing standards;

(c) all reasonable third party costs incurred by Seller to remove the Excluded Drilling Equipment (i.e., a crane barge to remove the mast) shall be for the account of Buyer, and Buyer shall pay such costs within thirty (30) days of receipt of an invoice from Seller properly documenting such third party costs; and

(d) if all or any part of the Excluded Drilling Equipment has not been removed by such time as Buyer is ready to mobilize the Vessel to its intended offshore location, Seller shall be deemed to have waived its right to remove the Excluded Drilling Equipment and such remaining equipment shall be included in the sale and purchase of the Vessel.

6.2 Immediately following the Closing, Seller shall commence removing the Excluded Drilling Equipment and shall prosecute such operations with due diligence through to completion. Seller agrees that, to the extent possible, such equipment shall be removed using equipment at Seller’s yard in Sabine Pass, Texas.

6.3 To the extent that:

(a) the Software is licensed from third parties, and Buyer obtains its own license to such third party Software prior to the termination of the Marine Services Agreement, or
(b) the Software is proprietary to Seller, and Seller and Buyer negotiate a license or licenses to such proprietary Software prior to the termination of the Marine Services Agreement,

then Seller shall not remove such Software from the Vessel upon termination of the Marine Services Agreement. Otherwise, Seller shall remove the Software from the Vessel upon termination of the Marine Services Agreement.

7. WARRANTY OF TITLE; NO LIENS OR ENCUMBRANCES

At the time of Closing and on the Final Payment Date, Seller warrants, covenants and agrees that the Seller is the sole owner of the Vessel, that the Seller has good and marketable title to the Vessel, and that the Vessel is free and clear of all liens, encumbrances, mortgages and debts of any nature whatsoever (other than Buyer’s Liens). Seller covenants that during the Interim Period, Seller shall not sell, bargain, convey or assign the Vessel, nor permit any lien, encumbrance, mortgage or debt of any nature to be placed thereon (other than Buyer’s Liens), such that upon payment of the Net Purchase Price on the Final Payment Date, Seller shall deliver good and marketable title to the Vessel to Buyer, free and clear of all liens, encumbrances, mortgages and debts of any nature whatsoever (other than Buyer’s Liens) and the bill(s) of sale delivered pursuant to Section 10.1 shall contain such a warranty. If Seller shall breach the foregoing covenant not to permit any lien, encumbrance, mortgage or debt of any nature to be placed on the Vessel, it will promptly take such action as shall be necessary to release or discharge such lien, encumbrance, mortgage or debt (if such is not being contested in good faith through appropriate proceedings and there is no risk that Buyer's right to purchase the Vessel will be interfered with or interrupted), and if Seller fails to promptly take such action, Buyer may, but shall have no obligation to, take such action as shall be necessary to release or discharge the same at Seller's expense. The warranty given pursuant to this Section 7 and in the bill(s) of sale shall survive the Closing and the Final Payment Date.

8. INDEMNITY AND LIABILITY

8.1 EXCEPT AS PROVIDED IN SECTION 8.3 AND 8.4, SELLER HEREBY AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER NATURE ARISING OUT OF OR IN CONNECTION WITH:

(i) THE OPERATIONS, OWNERSHIP, MANNING, CREWING AND USE OF THE VESSEL AND THE SERVICES PERFORMED BY THE VESSEL TO THE EXTENT THAT THE CLAIM ACCRUED PRIOR TO THE CLOSING DATE (INCLUDING CLAIMS MADE AGAINST THE VESSEL), EXCLUDING FOR THE AVOIDANCE OF DOUBT ANY SUCH CLAIMS FOR WHICH BUYER HAS EXPRESSLY AGREED TO INDEMNIFY SELLER PURSUANT TO THE TERMS OF THE DRILLING CONTRACT FOR MATTERS ARISING IN CONNECTION WITH OPERATIONS PRIOR TO THE TERMINATION OF THE DRILLING CONTRACT PURSUANT TO SECTION 15.2 HEREOF; AND

(ii) ANY BREACH OF ANY OF THE REPRESENTATIONS OR WARRANTIES MADE BY SELLER IN SECTION 9 OF THIS AGREEMENT OR ANY BREACH BY SELLER OF ANY OF THE COVENANTS OR AGREEMENTS SET FORTH IN THIS AGREEMENT.

8.2 EXCEPT AS PROVIDED IN SECTION 8.3, BUYER HEREBY AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER NATURE ARISING OUT OF OR IN CONNECTION WITH:

(i) THE OPERATIONS, OWNERSHIP, MANNING, CREWING AND USE OF THE VESSEL AND THE SERVICES PERFORMED BY THE VESSEL TO THE EXTENT THAT THE CLAIM ACCRUED ON OR AFTER THE CLOSING DATE (INCLUDING CLAIMS MADE AGAINST THE VESSEL), INCLUDING FOR THE AVOIDANCE OF DOUBT ANY SUCH CLAIM RELATING TO THE CONDITION OF THE VESSEL (REGARDLESS OF WHETHER SUCH CONDITION BE PATENT OR LATENT) ON OR AFTER THE CLOSING DATE, WHICH CONDITION IS ACCEPTED AND ASSUMED BY BUYER PURSUANT TO THE TERMS OF THIS AGREEMENT; BUT EXCLUDING ANY SUCH CLAIM FOR WHICH SELLER HAS EXPRESSLY AGREED TO INDEMNIFY BUYER AS "CONTRACTOR" UNDER THE MARINE SERVICES AGREEMENT OR AS "VESSEL OWNER" UNDER THE CHARTER AGREEMENT.

(ii) ANY BREACH OF ANY OF THE REPRESENTATIONS OR WARRANTIES MADE BY BUYER IN SECTION 9 OF THIS AGREEMENT OR ANY BREACH BY BUYER OF ANY OF THE COVENANTS OR AGREEMENTS SET FORTH IN THIS AGREEMENT.

8.3 SELLER HEREBY AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS OF WHATEVER NATURE ARISING OUT OF OR IN CONNECTION WITH REMOVAL OF THE EXCLUDED DRILLING EQUIPMENT, INCLUDING WITHOUT LIMITATION, DAMAGE TO PROPERTY OF BUYER, BUT EXCLUDING CLAIMS BY BUYER’S PERSONNEL OR FOR LOSS OR DAMAGE TO THE VESSEL, FOR WHICH BUYER HEREBY AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS; PROVIDED THAT IF ANY SUCH CLAIM FOR LOSS OR DAMAGE TO THE VESSEL ACCRUES PRIOR TO THE CLOSING DATE, SELLER AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST SUCH CLAIM.

8.4 BUYER HEREBY AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS RELATING TO BUYER’S LIENS.

8.5 IF ANY PARTY CLAIMING INDEMNIFICATION (AN “INDEMNIFIED PARTY”) IS SEEKING INDEMNIFICATION UNDER THIS AGREEMENT WITH RESPECT TO DAMAGES FROM A PARTY OWING A DUTY OF INDEMNIFICATION HEREUNDER (THE “INDEMNIFYING PARTY”), THE INDEMNIFIED PARTY MUST GIVE WRITTEN NOTICE OF THE CLAIM TO THE INDEMNIFYING PARTY DESCRIBING IN REASONABLE DETAIL THE NATURE OF THE CLAIM, AN ESTIMATE OF THE LOSS OR DAMAGES ATTRIBUTABLE TO THE CLAIM (WHICH ESTIMATE WILL NOT BE CONCLUSIVE OR BINDING) AND THE BASIS FOR THE INDEMNIFIED PARTY’S REQUEST FOR INDEMNIFICATION HEREUNDER. UPON RECEIPT OF SUCH NOTICE, THE INDEMNIFYING PARTY SHALL DEFEND, CONTEST OR OTHERWISE PROTECT THE INDEMNIFIED PARTY AGAINST ANY SUIT, ACTION, INVESTIGATION, CLAIM OR PROCEEDING (COLLECTIVELY, THE “PROCEEDING’) WITH COUNSEL, REASONABLY ACCEPTABLE TO THE INDEMNIFIED PARTY, OF THE INDEMNIFYING PARTY'S CHOICE; PROVIDED, HOWEVER, THAT THE INDEMNIFYING PARTY SHALL NOT MAKE ANY SETTLEMENT OR COMPROMISE WITHOUT THE PRIOR WRITTEN CONSENT OF THE INDEMNIFIED PARTY, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD; PROVIDED, FURTHER, THAT THE INDEMNIFIED PARTY SHALL CONSENT TO ANY SETTLEMENT, COMPROMISE OR DISCHARGE OF SUCH CLAIM THAT THE INDEMNIFYING PARTY MAY RECOMMEND THAT BY ITS TERMS FULLY RELEASES, INDEMNIFIES AND HOLDS HARMLESS THE INDEMNIFIED PARTY FROM ANY FURTHER CLAIMS WITH RESPECT TO THE MATTERS GIVING RISE TO SUCH CLAIM. THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO PARTICIPATE AT ITS OWN EXPENSE IN THE DEFENSE OF ANY PROCEEDING USING COUNSEL OF THE INDEMNIFIED PARTY'S CHOICE AND SHALL IN ANY EVENT COOPERATE WITH AND ASSIST THE INDEMNIFYING PARTY TO THE EXTENT REASONABLY POSSIBLE INCLUDING MAKING ITS OFFICERS, DIRECTORS, EMPLOYEES AND BOOKS AND RECORDS AVAILABLE FOR USE IN SUCH PROCEEDING. IF THE INDEMNIFYING PARTY FAILS TIMELY TO DEFEND, CONTEST OR PROTECT AGAINST SUCH PROCEEDING, AND, IN ANY EVENT, FAILS TO DELIVER A WRITTEN UNDERTAKING TO THE INDEMNIFIED PARTY TO DO SO WITHIN 30 CALENDAR DAYS, THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO DO SO, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO MAKE ANY COMPROMISE, OR SETTLEMENT THEREOF, TO RECOVER ANY COST OR EXPENSE THEREOF FROM THE INDEMNIFYING PARTY, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, DISBURSEMENTS AND AMOUNTS PAID AS THE RESULT OF SUCH PROCEEDING.

8.6 ALL OF THE INDEMNITIES AND ALLOCATIONS OF RISK

CONTAINED IN THIS SECTION 8 OR ELSEWHERE IN THIS AGREEMENT SHALL APPLY (TO THE EXTENT PERMITTED BY LAW) NOTWITHSTANDING THE NEGLIGENCE OF ANY PERSON OR PARTY (INCLUDING THAT OF THE INDEMNIFIED PARTY) REGARDLESS OF WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE, PASSIVE, OR GROSS, THE UNSEAWORTHINESS OF THE VESSEL, THE LOADING OR UNLOADING OF PERSONNEL OR CARGO, PRE-EXISTING CONDITIONS, DEFECT OR RUIN OF PREMISES (WHETHER SUCH CONDITIONS, DEFECT OR RUIN BE PATENT OR LATENT), STRICT LIABILITY, LIABILITY IMPOSED BY STATUTE, OR ANY OTHER BREACH OF OBLIGATION OF ANY PERSON OR ANY OTHER EVENT OR CONDITION OR ANY OTHER THEORY OF LEGAL LIABILITY. ANY PARTY ENTITLED TO INDEMNITY PURSUANT TO THIS AGREEMENT SHALL BE ENTITLED TO REASONABLE ATTORNEYS’ FEES INCURRED IN ASSERTING OR ENFORCING THE INDEMNITIES GRANTED HEREIN, OR AT LAW. AN INDEMNIFYING PARTY'S OBLIGATIONS IN THIS AGREEMENT TO INDEMNIFY THE OTHER PARTY SHALL EXTEND TO THE INDEMNIFIED PARTY AND ALSO TO ANY OF SUCH INDEMNIFIED PARTY’S PARENT, SUBSIDIARY AND AFFILIATED COMPANIES, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OWNERS, SHAREHOLDERS AND INSURERS OF EACH OF THE FOREGOING.

8.7 IN NO EVENT SHALL EITHER SELLER, ON THE ONE HAND, OR BUYER, ON THE OTHER, BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT, LOST OR DEFERRED PRODUCTION, LOSS OF USE OR BUSINESS INTERRUPTIONS, HOWEVER SAME MAY BE CAUSED. THE FOREGOING SHALL NOT AFFECT THE INDEMNITY OBLIGATIONS FOR THIRD PARTY CLAIMS FOR WHICH ONE PARTY MAY CLAIM INDEMNITY AGAINST THE OTHER PARTY.

8.8 THE TERM "ACCRUED," AS USED IN SECTIONS 8.1(i) AND 8.2(i), SHALL MEAN THE OCCURRENCE OF THE LAST EVENT GIVING RISE TO A CLAIM.

9. REPRESENTATIONS AND WARRANTIES

9.1 Mutual Representations and Warranties. By their execution of this Agreement, Buyer and Seller each represent and warrant that the following statements are true and accurate as to itself, as of the Closing Date and the Final Payment Date.

(a) Corporate Authority. It is a corporation duly organized and in good standing under the laws of its state of incorporation, is duly qualified to carry on its business in the states where the Vessel is located, and has all the requisite power and authority to enter into and perform this Agreement and this Agreement represents a valid and binding agreement of it.

(b) Requisite Approvals. Upon execution of this Agreement, it will have taken all necessary actions pursuant to its articles of incorporation, by-laws and other governing documents to fully authorize (i) the execution and delivery of this Agreement and any transaction documents related to this Agreement; and (ii) the consummation of the transaction contemplated by this Agreement.

(c) Validity of Obligation. This Agreement and all other transaction documents it is to execute and deliver on or before the Closing Date (i) have been duly executed by its authorized representatives; (ii) constitute its valid and legally binding obligations; and (iii) are enforceable against it in accordance with their respective terms.

(d) No Violation of Contractual Restrictions. Its execution, delivery and performance of this Agreement do not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, except any third-party approvals or consents contemplated in this Agreement.

(e) No Violation of Other Legal Restrictions. Its execution, delivery and performance of this Agreement do not violate any law, rule, regulation, ordinance, judgment, decree or order to which it or the Vessel is subject.

(f) Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it.

(g) Brokers Fees. It has not incurred any obligation for brokers, finders or similar fees in connection with this Agreement or the sale of the Vessel for which the other party would be liable. Each party agrees to release, defend, indemnify and hold harmless the other party from and against any such broker's or finder's fees or commissions alleged to have been incurred by such party.

(h) No Restraining Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to its knowledge, threatened, against it before any court or governmental agency that seeks substantial damages in connection with, or seeks to restrain, enjoin, materially impair or prohibit the consummation of all or part of the transaction contemplated in this Agreement.

9.2 Seller’s Representations and Warranties. By its execution of this Agreement, Seller represents and warrants to Buyer that the following statements are true and accurate, as of the Closing Date, and the Final Payment Date.

(a) Seller is the legal owner of the Vessel, Seller owns the Vessel free and clear of all liens and encumbrances (other than Buyer’s Liens) and there are no outstanding agreements or obligations to offer, sell, transfer, assign, lease, charter or otherwise dispose of any interest in the Vessel other than pursuant to the Drilling Contract, Charter Agreement, or this Agreement and Seller has the legal right to sell and deliver the Vessel to Buyer free and clear of all liens and encumbrances (other than Buyer’s Liens). Upon the sale and delivery to Buyer of the Vessel on the Final Payment Date, Buyer will acquire good and valid title to the Vessel free and clear of all liens (other than Buyer’s Liens).

(b)  Prior to the Drilling Unit undergoing the modifications provided for in the Drilling Contract, the Drilling Unit was in

all respects entitled to operate as a MODU under the rules and standards of ABS, the United States Coast Guard and all other applicable governmental and industry organizations, the Drilling Unit was in compliance with all laws, regulations and rules applicable to its operating as a MODU and the Vessel was at all times operated in full compliance with all applicable laws, regulations and rules.

(c) There is no written demand or lawsuit, nor any compliance order, notice of probable violation or similar governmental action, pending or threatened before any court or governmental agency that (i) would result in a material impairment or loss of title to any part of the Vessel, or substantial impairment of the value thereof, or (ii) would materially hinder or impede the operation of the Vessel.

(d) The Vessel does not constitute all or substantially all of the assets of Seller.

9.3  Buyer’s Representations and Warranties. By its execution of this Agreement, Buyer represents and warrants to Seller that the following statements are true and accurate, as of the Closing Date, and the Final Payment Date.
(a) No Buyer’s Liens shall be placed on the Vessel except Permitted Liens (as defined in the Charter Agreement), other than Buyer's Liens that are being contested in good faith through appropriate proceedings.

(b) During the Interim Period Buyer will maintain the Insurance in effect.

10. FINAL PAYMENT DATE DOCUMENTATION

10.1 Concurrently with delivery of the Net Purchase Price, Seller shall deliver over to Buyer the following:

(a) Two (2) bills of sale to the Vessel warranting that Seller is the true, lawful and only owner of the Vessel and warranting also that the Vessel is being delivered free and clear of all liens, encumbrances, mortgages and debts whatsoever affecting any portion or component of the Vessel (other than Buyer’s Liens), substantially in the form attached hereto as Exhibit F, notarized or legalized as may be requested by Buyer, which will allow Buyer to register the Vessel in its name and under the flag of the United States;

(b) Certificate of ownership (CG-1330) from the National Vessel Documentation Center of the U.S. Coast Guard or other equivalent documentation (issued within 120 hours of the Final Payment Date) showing that the Drilling Unit is at the time of delivery owned by Seller free and clear of all liens, mortgages and encumbrances (other than Buyer’s Liens);

(c) such other documentation as Buyer may reasonably request or as may be needed to effectuate the transfer of title and have the Vessel registered in Buyer’s name and show due authorization for the sale of the Vessel, including without limitation, any governmental or regulatory agency consents to the transfer or sale.

As to any documents that Seller is to supply or execute on the Final Payment Date, Seller shall make available to Buyer drafts of such documents at least 10 business days before the date scheduled for the Final Payment Date. Seller shall promptly take or cause to be taken, executed, acknowledged or delivered, all such further acts, conveyances, documents, assurances and other writings as Buyer from time to time may reasonably request in order to carry out, effectuate, document and record the intent and purposes of this Agreement and the transactions contemplated hereby.

10.2 On the Final Payment Date, Seller shall deliver over to Buyer all Records not previously delivered to Buyer hereunder.

10.3 Seller shall, on the Final Payment Date, assign to Buyer all warranties or guarantees of performance or work on the Vessel from any manufacturer, vendor, shipyard or any other Person (if any) that may exist in connection with the Vessel or covering work performed on the Vessel and that are assignable. Subsequent to delivery, Seller shall provide reasonable assistance to Buyer in connection with any claims Buyer may have under such warranties or guarantees.

10.4 To the extent permitted by law, Seller shall, on the Final Payment Date, assign to Buyer all permits and licenses it may have in connection with the operation and use of the Vessel so as to enable Buyer to have the Vessel continue to perform its operations with minimal or no interruption. Seller agrees to provide reasonable assistance to Buyer prior to and after the Closing Date in connection with any permits or licenses Buyer may be required to obtain in order to allow the Vessel to continue its operations. If Seller is required to maintain such permits and licenses in its name as a result of the obligations it is undertaking pursuant to the Charter Agreement or the Marine Services Agreement, then such licenses and permits shall be retained in Seller's name until the termination of the Charter Agreement or the Marine Services Agreement, as the case may be, at which time, to the extent permitted by law, they shall be assigned to Buyer or Buyer’s designee.

10.5 At the time of delivery of title to Buyer on the Final Payment Date, the parties shall execute and deliver a Certificate of Acceptance substantially in the form attached hereto as Exhibit E and concurrently therewith, the Charter Agreement shall terminate and be of no further force and effect (without prejudice however to any rights or obligations which may, by the terms of that agreement, survive the termination thereof).
10.6 If, on or after the Final Payment Date, Buyer elects to re-flag the Drilling Unit, Buyer will be responsible for obtaining any consent or approval required by the United States government, including without limitation, the approval of the U.S. Maritime Administration, Department of Transportation (“Marad”), and the United States Coast Guard, Department of Homeland Security (“Coast Guard”), and the possible requirements of U.S. export license(s) administered by the U.S. Department of Commerce, and Seller makes no representation or warranty with respect to whether any such consents or approvals can be obtained.

11. TITLE AND RISK OF LOSS

Title to the Vessel shall pass to Buyer on the Final Payment Date, simultaneously with payment of the Net Purchase Price. To the extent not already transferred by the Charter Agreement, possession and risk of loss with respect to the Vessel shall pass to Buyer on the Closing Date. In the event the Vessel suffers any damage or loss during or after the Interim Period (regardless of whether such damage or loss amounts to a total loss or constructive total loss of the Vessel), Buyer shall bear the risk of such damage or loss, and Buyer will remain obligated to consummate the sale of the Vessel in accordance with the terms of this Agreement; provided, however, that Buyer’s obligation to pay the Net Purchase Price shall be reduced commensurate with the amount of any proceeds of the Insurance paid to Seller for damage to or loss of the Vessel pursuant to Article 6(c)(2)(B) of the Charter Agreement.

12. ASSIGNMENT

Neither party may assign this Agreement without the prior written consent of the other party; provided however, that Buyer may assign any or all of its rights and obligations under this Agreement to any affiliate or subsidiary of Buyer, whether now existing or hereafter created (any such assignee a “Permitted Assignee”) and such assignment shall not require the consent of Seller, but the assigning party shall remain primarily and unconditionally liable for its obligations hereunder. Any such assignment shall be made expressly subject to this Agreement, and all agreements entered into contemporaneously herewith, including the Charter Agreement and the Marine Services Agreement.

13. CONDITIONS PRECEDENT

13.1 The obligation of Buyer to consummate the purchase of the Vessel as contemplated by this Agreement, including Closing and payment of the Net Purchase Price on the Final Payment Date, shall be subject to the satisfaction (or waiver by Buyer) of the following conditions:

(i) that the Drilling Unit has a valid certificate of documentation as required by the United States Coast Guard as of the Closing Date.

(ii) that the Seller has provided all documentation in form and substance acceptable to Buyer as may be required by this Agreement;

(iii) that the parties have entered into the Marine Services Agreement and the Charter Agreement, which shall go into effect immediately upon Closing; and

(iv) All representations and warranties made by Seller herein are true and correct as of the Closing Date and/or the Final Payment Date (as applicable and as specified in each such particular representation or warranty);

Should any of the above conditions remain outstanding as of the Closing Date or the Final Payment Date (as applicable), then Buyer shall give Seller notice in writing of such outstanding condition and Seller shall have a reasonable opportunity to cure such outstanding condition (but in no event less than 30 days). In the event Seller fails to cure such outstanding condition in a timely manner, then Buyer shall have the continuing option to terminate this Agreement at any time thereafter while such condition remains outstanding and upon any such termination, Buyer shall receive a refund of the Performance Deposit (but not the Interim Payments) and thereafter have no further liability hereunder.

13.2 If, subsequent to Closing, the Federal Trade Commission (“FTC”) or the Department of Justice ("DOJ") determines that the exception to the Hart-Scott-Rodino (“HSR”) Act filing requirement contained in 16 C.F.R. §802.1(d)(3) (2005) did not apply to the transaction contemplated hereby, and that a filing is required under the HSR Act, then:

(i)
the parties will cooperate to make such filing and to provide such other information or documentation as the FTC or DOJ may request as promptly as possible and in no event later than the date(s) that may be prescribed by the FTC or DOJ and each party will bear its own expenses relating to such filing;

(ii)	Seller and Buyer will share equally any required filing fees; and

(iii) the parties shall perform all other reasonable actions to satisfy the FTC or DOJ regarding the HSR Act filing requirement.

If, following such filings, the FTC or the DOJ files or indicates that it intends to file an action alleging that the transaction contemplated by this Agreement violates antitrust laws, then:

(i)	this Agreement shall automatically terminate and Buyer will have no obligation to purchase the Vessel;
(ii)	the Charter Agreement will remain in force and effect for the duration of Buyer's operations in the Mississippi Canyon Block area, subject to renegotiation of the rates after five years;
(iii)	the Marine Services Agreement will remain in force and effect until terminated in accordance therewith; and
(iv)	Seller shall be entitled to retain the Performance Deposit and all Interim Payments.

14. GOVERNING LAW; JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE GENERAL MARITIME LAW OF THE UNITED STATES BUT TO THE EXTENT SUCH LAW IS INAPPLICABLE, THEN BY THE LAWS OF THE STATE OF TEXAS, BUT WITHOUT REGARD TO ANY RULES OF CONFLICT OF LAWS THAT WOULD REQUIRE THE APPLICATION OF LAWS OF A DIFFERENT JURISDICTION. EACH PARTY HEREBY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS (PROVIDED FEDERAL JURISDICTION EXISTS) OF HARRIS COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH PARTY HEREBY WAIVES ANY OBJECTION IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND WAIVES ANY RIGHT WHEREBY THEY MIGHT BE ENTITLED TO BRING AN ACTION UNDER THIS AGREEMENT IN ANOTHER PARISH, COUNTY, STATE OR COUNTRY.

15. MISCELLANEOUS

15.1 This Agreement may be amended, modified or supplemented at any time by the parties to this Agreement but only pursuant to an instrument in writing signed and delivered by both parties to this Agreement. Simultaneous with the execution of this Agreement, the parties are entering into the Charter Agreement and the Marine Services Agreement. In the event of any conflict between such agreements, the order of priority shall be as follows: this Agreement, the Charter Agreement, the Marine Services Agreement. In the event of a dispute regarding one or more of such agreements, the parties hereby agree to consolidate all of their claims on all of the agreements in one proceeding.

15.2  This Agreement (including any Exhibits attached hereto) constitutes the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes other prior agreements and understandings, both written and oral, between the parties to this Agreement with respect to the subject matter of this Agreement. The Parties expressly agree that upon Closing, (i) the Drilling Contract shall be superseded in all respects by this Agreement, the Charter Agreement, and the Marine Services Agreement, and (ii) the Drilling Contract shall remain in effect up until the Closing Date but following the Closing Date shall be of no further force and effect (without prejudice however to any rights or obligations which may, by the terms of the Drilling Contract, survive the termination thereof).

15.3 If any provision of this Agreement is held invalid or unenforceable, all other provisions will not be affected.

15.4 Except as otherwise expressly provided in this Agreement, all notices and other communications to be given or made under this Agreement shall be in writing, shall be addressed as specified below and shall either be personally delivered, sent by courier (with proof of service) or sent by facsimile (with confirmation of transmittal). Initially, the addresses and facsimile numbers of the parties to this Agreement are:

if to Buyer: ATP Oil & Gas Corporation
4600 Post Oak Place, Suite 200
Houston, Texas 77027
Attention: Leland E. Tate, Chief Operating Officer
Phone: (713) 622-3311
Fax: (713) 622-5101

if to Seller: Rowandrill, Inc.
2800 Post Oak Blvd., Suite 5450
Houston, Texas 77056
Attention: John L. Buvens
Phone: (713) 960-7588
Fax: (713) 960-7658

All notices shall be deemed delivered (a) when presented personally at the receiving party’s address for notices then in effect, (b) if transmitted on a business day for the receiving party, when transmitted by facsimile to the receiving party’s facsimile number for notices then in effect and, if transmitted on a day that is not a business day for the receiving party, on the first business day following the date transmitted by facsimile to the receiving party’s facsimile number for notices then in effect or (c) three (3) calendar days after being delivered to a courier addressed to the receiving party at the receiving party’s address for notices then in effect. Any party to this Agreement may by notice change the address or facsimile number, or both, to which notices and communications are to be sent.

15.5 Except as otherwise expressly set forth in this Agreement, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the potential transactions contemplated by this Agreement shall be paid by the person incurring such expenses.

15.6 The term “affiliate” shall mean, with respect to a referenced person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such referenced person.

15.7 Each of the parties to this Agreement acknowledges that it and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

15.8 This Agreement is intended solely for the benefit of the parties to this Agreement and nothing in this Agreement shall be construed to create any right in, any duty to, any standard of care with reference to, or any liability to, any person not a party to this Agreement.

15.9  If on any occasion a party to this Agreement does not insist upon the performance of any term, condition or provision of this Agreement, such forbearance shall not operate or be construed as an acceptance of any variation in any term, condition or provision of this Agreement or relinquishment of any right under this Agreement. No waiver by any party to this Agreement of any right or of any breach by any other party under this Agreement shall operate or be construed as a waiver of any other or further right or as a waiver of any future breach, whether of like or different character or nature.

15.10 Neither party shall issue any press release or other publicity concerning this Agreement or the transactions contemplated under this Agreement without the prior written consent of the other party to the content and timing of such disclosure, except as may be required by applicable laws or rules and regulations of any governmental agency or stock exchange.

15.11 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and Permitted Assignees.

15.12 Any exhibits and schedules to this Agreement are hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement. In the event of any conflict between the exhibits and schedules and this Agreement, this Agreement shall be controlling.

15.13 All of the covenants, agreements, representations and warranties made by the parties in this Agreement will survive the Closing, the execution and delivery of the closing documents and other instruments under this Agreement, and the transfer of title to the Vessel to Buyer.

15.14 Upon transfer of title to the Vessel to Buyer, Buyer undertakes to change the name of the Drilling Unit and remove the markings of the Seller. The sale of the Drilling Unit to Buyer does not include the name ROWAN MIDLAND or any goodwill associated therewith, and Buyer will rename the ROWAN MIDLAND as soon as possible after the Final Payment Date. Such new name shall not include the words "Rowan" or "Midland." Buyer agrees that it has no rights to the use of the name “Rowan”.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

ATP OIL & GAS CORPORATION

By: /s/ Gerald W. Schlief
Printed Name: Gerald W. Schlief
Title: Senior Vice President

ROWANDRILL, INC.

By: /s/ David P. Russell
Printed Name: David P. Russell
Title: Vice President

EXHIBIT A
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

THE VESSEL

EXHIBIT B
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

EXCLUDED DRILLING EQUIPMENT

EXHIBIT C
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

FORM OF MARINE SERVICES AGREEMENT

EXHIBIT D
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

FORM OF DEMISE CHARTER AGREEMENT

EXHIBIT E
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

PROTOCOL OF DELIVERY AND ACCEPTANCE
Date:

Time:

Place:

ROWANDRILL, INC. of 2800 Post Oak Boulevard, Suite 5450, Houston, TX 77056-6127, USA (the “Seller”), delivers to ATP OIL & GAS CORPORATION of 4600 Post Oak Place, Suite 230, Houston, Texas 77027 (the “Buyer”) the US flag drilling rig named “ROWAN-MIDLAND” having Official Number (O.N. 575567) (the “Rig”), and the Buyer accepts delivery of, and the title to and risk of, the Rig on the date and at the time and place referred to in this Protocol pursuant to the terms and conditions of a Sale and Purchase Agreement (as amended and supplemented from time to time) dated October 19, 2005 made between (1) the Seller and (2) the Buyer.

The above said “ROWAN-MIDLAND” drilling rig was physically delivered in international waters at coordinates Lat. ___________ and Long. ____________.

BUYER ACCEPTS THE RIG AS IS, WHERE IS AND WITH ALL FAULTS OR DEFECTS, PATENT, LATENT OR OTHERWISE. SELLER MAKES NO GUARANTY, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO THE QUALITY, SERVICEABILITY, MERCHANTABILITY OR CONDITION OF THE RIG, OR ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE.

By:                                                    By:

ROWANDRILL, INC                                        ATP OIL & GAS CORPORATION

By:                                 By:
Name:                                Name:
Title:                                 Title:

EXHIBIT F
TO
SALE AND PURCHASE AGREEMENT
Between
ATP Oil & Gas Corporation and Rowandrill, Inc.
Dated October 19, 2005

BILL OF SALE

DEPARTMENT OF TRANSPORTATION U.S. COAST GUARD CG-1340 (REV. 9-92)	BILL OF SALE	THIS SECTION FOR COAST GUARD USE ONLY
1. VESSEL NAME ROWAN-MIDLAND	2. OFFICIAL NUMBER OR HULL ID NUMBER O.N. 575567
3. NAME(S) AND ADDRESS(ES) OF SELLERS: Rowandrill, Inc 2800 Post Oak Blvd. Suite 5450 Houston, Texas 77056		RECORDED: BOOK: PAGE: PORT (IF NOT FILING PORT)
3A. TOTAL INTEREST OWNED (IF LESS THAN 100%) % ___________________________________		DOCUMENTATION OFFICER
4. NAME(S) AND ADDRESS(ES) OF BUYER(S) AND INTEREST TRANSFERRED TO EACH: ATP Oil & Gas Corporation 4600 Post Oak Place Suite 230 Houston, Texas 77027
4A. TOTAL INTEREST TRANSFERRED (100% UNLESS OTHERWISE SPECIFIED) % _______________________________________
4B. MANNER OF OWNERSHIP. UNLESS OTHERWISE STATED HEREIN, THIS BILL OF SALE CREATES A TENANCY IN COMMON, WITH EACH TENANT OWNING AN EQUAL UNDIVIDED INTEREST. CHECK ONLY ONE OF THE FOLLOWING BLOCKS TO SHOW ANOTHER FORM OF OWNERSHIP.

JOINT TENANCY WITH RIGHT OF SURVIVORSHIP  TENANCY BY THE ENTIRETIES  COMMUNITY PROPERTY

OTHER (DESCRIBE)

5. CONSIDERATION RECEIVED: (ONE DOLLAR AND OTHER VALUABLE CONSIDERATION UNLESS OTHERWISE STATED)
6. I (WE) DO HEREBY SELL TO THE BUYER(S) NAMED ABOVE, THE RIGHT, TITLE AND INTEREST IDENTIFIED IN BLOCK 4 OF THIS BILL OF SALE, IN THE PROPORTION SPECIFIED HEREIN.

VESSEL IS SOLD FREE AND CLEAR OF ALL LIENS, MORTGAGES, AND OTHER ENCUMBRANCES OF ANY KIND AND NATURE, EXCEPT AS STATED ON THE REVERSE HEREOF. VESSEL IS SOLD TOGETHER WITH AN EQUAL INTEREST IN THE MASTS, BOWSPRIT, SAILS, BOATS, ANCHORS, CABLES, TACKLE, FURNITURE, AND ALL OTHER NECESSARIES THERETO APPERTAINING AND BELONGING, EXCEPT AS STATED ON THE REVERSE HEREOF.

7. SIGNATURES OF SELLER(S) OR PERSON(S) SIGNING ON BEHALF OF SELLER(S).		8. DATE SIGNED _______________, 200_
9. NAME(S) OF PERSON(S) SIGNING ABOVE, AND LEGAL CAPACITY IN WHICH SIGNED (E.G., OWNER, AGENT, TRUSTEE, EXECUTOR)
10. ACKNOWLEDGMENT (TO BE COMPLETED BY NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED BY A LAW OF A STATE OR THE UNITED STATES TO TAKE OATHS.)

ON THE PERSON(S) NAMED IN SECTION 9 STATE:
_________________________________________________________________________ _______________________________________________________________________
(DATE)
ABOVE ACKNOWLEDGED EXECUTION OF THE FOREGOING INSTRUMENT COUNTY:
IN THEIR STATED CAPACITY(IES) FOR THE PURPOSE THEREIN ________________________________________________________________________
CONTAINED.
NOTARY PUBLIC
_____________________________________________________________________________
MY COMMISSION EXPIRES
_______________________________________________

_____________  (DATE)

PREVIOUS EDITION OBSOLETE SN 7530-00-F01-1020

REVERSE OF CG-1340 (REV. 9-92)
(COMPLETE THIS SECTION ONLY IF VESSEL HAS NEVER BEEN DOCUMENTED AND DOES NOT HAVE A HULL IDENTIFICATION NUMBER.)

VESSEL DATA

A. BUILDER B. BUILDER’S HULL NUMBER

C. FORMER NAME(S) D. FORMER MOTORBOAT NUMBERS

E. FORMER ALIEN REGISTRATIONS
_______________________________________________________________________________________________________________________________________________________________________________________

F. DIMENSIONS: L= B= D=

G. PERSON FROM WHOM SELLER OBTAINED VESSEL
____________________________________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________
SIGNATURE OF SELLER

WARRANTIES/APPURTENANCES/LIMITATIONS/EXCEPTIONS

Seller is the true, lawful and only owner of the Vessel. The Vessel is sold and being delivered free and clear of all liens, encumbrances, mortgages and debts whatsoever affecting any portion or component of the Vessel (other than Buyer’s Liens as defined in the Sale and Purchase Agreement between Buyer and Seller dated October 19, 2005).

VESSEL SOLD AS IS, WHERE IS AND WITH ALL FAULTS OR DEFECTS, PATENT, LATENT OR OTHERWISE. SELLER MAKES NO GUARANTY, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO THE QUALITY, SERVICEABILITY, MERCHANTABILITY OR CONDITION OF THE VESSEL, OR ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE.

INSTRUCTIONS

1. INDICATE CURRENT DOCUMENTED NAME. (IF VESSEL HAS NEVER BEEN DOCUMENTED SELLER MUST COMPLETE AND SIGN DATA SECTION ABOVE.)
2. INDICATE OFFICIAL NUMBER AWARDED TO VESSEL OR HULL IDENTIFICATION NUMBER ASSIGNED BY MANUFACTURER. (IF THE VESSEL HAS NO HULL IDENTIFICATION NUMBER AND HAS NEVER BEEN DOCUMENTED, SELLER MUST COMPLETE AND SIGN THE VESSEL DATA SECTION ABOVE.)
3. INSERT NAMES AND ADDRESSES OF ALL PERSONS SELLING VESSEL, ALONG WITH TOTAL INTEREST OWNED BY THOSE PERSON.S IF MORE ROOM IS NEEDED, AN ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE SELLERS.
3A. SELF-EXPLANATORY.
4. INSERT NAMES AND ADDRESSES OF ALL BUYERS, ALONG WITH THE INTEREST TRANSFERRED TO EACH. IF THERE IS MORE THAN ONE BUYER AND NO DIVISION OF INTEREST IS SHOWN, THIS BILL OF SALE WILL RESULT IN EACH BUYER HOLDING AN EQUAL INTEREST. (IF MORE ROOM IS NEEDED, AN ATTACHMENT MAY BE MADE SHOWING THE ADDRESSES OF THE BUYERS.)
4A. SELF-EXPLANATORY.
4B. CHECK ONE OF THE BLOCKS TO CREATE A FORM OF OWNERSHIP OTHER THAN A TENANCY IN COMMON. IF “OTHER” IS CHECKED, THE FORM OF OWNERSHIP MUST BE DESCRIBED.
5. OPTIONAL IF THE AMOUNT PAID FOR THE VESSEL IS INSERTED, IT WILL BE NOTED ON THE VESSEL’S GENERAL INDEX.
6. SELF-EXPLANATORY. USE “REMARKS” SECTION ABOVE IF VESSEL IS NOT SOLD FREE AND CLEAR, OR TO LIST VESSEL APPURTENANCES WHICH ARE NOT SOLD WITH THE VESSEL.
7. SELF-EXPLANATORY.
8. SHOW THE DATE ON WHICH THE INSTRUMENT IS SIGNED.
9. IN ADDITION TO THE PRINTED OR TYPED NAME OF THE SIGNER, SHOW WHETHER THAT PERSON WAS ACTING AS AN OWNER, AS AN AGENT FOR AN OWNER, AS TRUSTEE, AS THE PERSONAL REPRESENTATIVE OR EXECUTOR OF AN ESTATE, OR OTHER CAPACITY WHICH ENTITLED THAT PERSON TO SIGN THE BILL OF SALE.
10. ANY ACKNOWLEDGMENT IN SUBSTANTIAL COMPLIANCE WITH THE LAW OF THE STATE WHERE TAKEN MAY BE ATTACHED TO THIS INSTRUMENT IN LIEU OF THE PREPRINTED ACKNOWLEDGMENT.

PRIVACY ACT STATEMENT

IN ACCORDANCE WITH 5 USC 552(A), THE FOLLOWING INFORMATION IS PROVIDED TO YOU WHEN SUPPLYING PERSONAL INFORMATION TO THE U.S. COAST GUARD.

1. AUTHORITY. SOLICITATION OF THIS INFORMATION IS AUTHORIZED BY 46 USC, CHAPTER 313 AND 46 CFR, PART 67.

2. THE PRINCIPAL PURPOSES FOR WHICH THIS INSTRUMENT IS TO BE USED ARE:

(A) TO PROVIDE A RECORD, AVAILABLE FOR PUBLIC INSPECTION AND COPYING, OF THE SALE OR OTHER CHANGE IN OWNERSHIP OF A VESSEL WHICH IS DOCUMENTED, WILL BE DOCUMENTED, OR HAS BEEN DOCUMENTED PURSUANT TO 46 USC, CHAPTER 121.
(B) PLACEMENT OF THIS INSTRUMENT IN A BOOK FOR EXAMINATION BY GOVERNMENTAL AUTHORITIES AND MEMBERS OF THE GENERAL PUBLIC.

3. THE ROUTINE USE WHICH MAY BE MADE OF THIS INFORMATION INCLUDES DEVELOPMENT OF STATISTICAL DATA CONCERNING DOCUMENTED VESSELS.

4. DISCLOSURE OF THE INFORMATION REQUESTED ON THIS FORM IS VOLUNTARY. HOWEVER, FAILURE TO PROVIDE THE INFORMATION COULD PRECLUDE FILING OF A BILL OF SALE AND DOCUMENTATION OF THE VESSEL NAMED HEREIN PURSUANT TO 46 USC, CHAPTER 121. MOREOVER, BILLS OF SALE WHICH ARE NOT FILED ARE NOT DEEMED TO BE VALID AGAINST ANY PERSON EXCEPT THE GRANTOR OR A PERSON HAVING ACTUAL KNOWLEDGE OF THE SALE. (46 USC 31321(A)).

THE COAST GUARD ESTIMATES THAT THE AVERAGE BURDEN FOR THIS FORM IS 20 MINUTES. YOU MAY SUBMIT ANY COMMENTS CONCERNING THE ACCURACY OF THIS BURDEN ESTIMATE OR MAKE SUGGESTIONS FOR REDUCING THE BURDEN TO: COMMANDANT (G-MVI), U.S. COAST GUARD, WASHINGTON, DC 20593-0001 OR OFFICE OF MANAGEMENT AND BUDGET, OFFICE OF INFORMATION AND REGULATORY AFFAIRS, ATTENTION: DESK OFFICER FOR DOT/USCG, OLD EXECUTIVE OFFICE BUILDING, WASHINGTON, DC 20503.